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                                                                      (e)(1)(iv)

(ING FUNDS LOGO)

December 20, 2006

Todd Modic
Senior Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Mutual Funds and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Disciplined International SmallCap Fund, a newly established series of ING Mutual Funds (the "Fund"), effective December 20, 2006, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     AMENDED SCHEDULE A has also been updated to reflect the name change of ING Precious Metals Fund to ING Global Natural Resources Fund.

     Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Fund.

                                        Very sincerely,


                                        /s/ Robert S. Naka
                                        ----------------------------------------
                                        Robert S. Naka
                                        Executive Vice President
                                        ING Mutual Funds


ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC


By: /s/ Todd Modic
    ---------------------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd.          Tel: 480-477-3000         ING Mutual Funds
Scottsdale, AZ 85258-2034             Fax: 480-477-2700
                                      www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

NAME OF FUND
ING Disciplined International SmallCap Fund
ING Diversified International Fund
ING Emerging Countries Fund
ING Emerging Markets Fixed Income Fund
ING Foreign Fund
ING Global Bond Fund
ING Global Equity Dividend Fund
ING Global Natural Resources Fund
ING Global Real Estate Fund
ING Global Value Choice Fund
ING Greater China Fund
ING Index Plus International Equity Fund
ING International Capital Appreciation Fund
ING International Fund
ING International Real Estate Fund
ING International SmallCap Fund
ING International Value Choice Fund
ING Russia Fund